Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 4 to the Registration Statement (No. 333-273100) on Form S-1 of Rise Oil & Gas, Inc. of our report dated March 24, 2023, relating to the financial statements of Rise Oil & Gas, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Houston, Texas

December 11, 2023